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ROC09:114360
                          EXHIBIT 10e

                    DETECTION SYSTEMS, INC.
                   DEFERRED STOCK BONUS PLAN

1.   Purpose

     Detection Systems, Inc. (the "Company") has adopted this Deferred Stock Bonus Plan (the "Plan") for the benefit of its key personnel who wish to defer the receipt of stock bonuses which they may be entitled to receive from the Company. The purposes of the Plan are to assist key personnel with their individual tax and retirement income planning and to permit the Company to remain competitive in attracting, retaining, motivating and rewarding personnel who can directly influence the Company's operating results. The Plan was originally adopted as of January 1, 1989. This restatement is effective as of January 1, 1997.

2.   Eligibility

     All key personnel selected by the Committee established under Section 11 shall be eligible to participate in this Plan.

3.   Amount of Deferral

     A participant may elect to defer receipt of up to 100 percent of any stock bonus otherwise payable to the participant by the Company during a calendar year.

4.   Time for Electing Deferral

     An election to commence a deferral may be made at any time in accordance with the procedures set forth in section 5, provided that any election to defer a stock bonus must be made prior to the time that such stock bonus will be earned by the participant. Any election so made shall remain in effect until the participant elects in writing to change his or her election.

5.   Manner of Electing Deferral

     A participant shall elect a deferral by giving written notice to the Committee in a form prescribed by the Committee. The notice shall include (1) the amount to be deferred; (2) the period with respect to which the deferral relates; (3) an election of a lump sum payment or the number of monthly installments (not to exceed 120) for the payment of the deferred amounts; and (4) the date benefit payments are to be made or to commence. A participant may designate any date for the commencement of benefit payments but in the event the participant retires or otherwise terminates employment, benefit payments shall commence within 60 days of retirement or termination notwithstanding any later date specified in the participant's election form.

6.   Participant Accounts

     For each participant there shall be established both a Participant Interest Account and a Participant Stock Account (collectively referred to as the Participant Account). Each Participant Interest Account shall be credited with the fair market value, determined as of the date of the deferral, of the stock bonus deferred on behalf of a participant plus an assumed annual interest on such amounts at a rate designated by the Committee from time to time as the benchmark assumed interest rate. This assumed interest shall be compounded annually and treated as earned from the date of crediting to the date of withdrawal.

     The Participant Stock Account shall be credited at the end of each month with the number of shares of Company Common Stock whose payment is deferred plus any hypothetical dividends payable on the Company Common Stock previously credited to the Participant Stock Account. The value of each Participant Interest and Participant Stock Account shall be adjusted no less frequently than monthly to reflect contributions to the Account, payments from the Account as hereinafter provided, and assumed interest on the Interest Account or additional stock purchases from hypothetical dividends on the Stock Account.
The Stock Account shall also be adjusted as of the end of the Company's fiscal year to reflect gains (or losses) in the fair market value of Company Common Stock. For purposes of this Plan, the fair market value of the Company's Common Stock shall equal the Stock's average share value during the fiscal year preceding the date on which the valuation is performed. The Committee has the discretion to determine the precise method for calculating the average share value.

     All amounts credited to Participant Accounts shall be fully vested at all times. Except for the possible claims of the Company's general creditors, they shall not be subject to forfeiture on account of any action by a participant or by the Company, including termination of employment.

     The maintenance of individual Participant Accounts is for bookkeeping purposes only. The Company is not obligated to acquire or set aside any particular assets for the discharge of its obligations, nor is any participant to have any property rights in any particular assets held by the Company, whether or not held for the purpose of funding the Company's obligations hereunder.

7.  Payment of Deferred Amounts

     No withdrawal may be made from a Participant Account except as provided in this section 7. Payments from an Account shall normally commence within 60 days following the earlier of
(1) the benefit commencement date contained in the participant's initial deferral notice or (2) the participant's retirement or other termination of employment. At the election of a participant who could be subject to suit under section 16(b) of the Securities Exchange Act of 1934, payment can be delayed for up to six months and a day following termination of employment. In the case of financial hardship, the Committee, in its sole discretion, may distribute all or a portion of an Account before the normal benefit commencement date determined above but the amount of the distribution shall not exceed the amount needed to relieve the financial hardship.

     At any time prior to his benefit commencement date, the participant shall make a single, irrevocable election with the Committee to receive his benefits from either his Participant Interest Account or his Participant Stock Account. If no such election is made or in the event of the participant's death, payment shall be made from whichever account has the higher value, measured at the time of the benefit commencement date. Payments from an Interest Account shall be made only in cash and payments from a Stock Account shall be made only in stock, provided that any fractional shares from a Stock Account shall be paid in cash.

     The number of shares of Company Common Stock (subject to substitution or adjustment as provided below) that shall be available for stock payments under this Plan shall be limited to the number of shares that have been deferred into this Plan. Such shares may be authorized and unissued shares or may be treasury shares. In the event of any change in the Common Stock of the Company by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination, or exchange of shares, or rights offering to purchase Common Stock at a price substantially below fair market value, or of any similar change affecting the Common Stock, the number and kind of shares which thereafter may be optioned and sold under the Plan and the number and kind of shares subject to option in outstanding option agreements and the purchase price per share thereof shall be appropriately adjusted consistent with such change in such manner as the Committee may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, participants in the Plan.

     All payments from a Participant Account shall be made in the form of either a lump sum payment or monthly installments over a period of years not to exceed ten as elected by the participant. This election shall be made on the participant's deferral notice, provided that the participant may change this election, by written notice to the Committee at any time up to 36 months prior to the actual benefit commencement date. Any purported change of an earlier election that is made within the 36 month period preceding the actual benefit commencement date shall not be effective and shall be disregarded by the Committee. Where payments are made in monthly installments, the balance credited to a Participant Account shall be adjusted periodically for assumed interest or stock purchases as provided in section 6.

     In the event of a participant's death before the participant has received all of the deferred payments to which the participant is entitled hereunder, the remaining number of installments which would have been paid to the participant shall be paid to the participant's estate in the same manner that the participant would have received them.

     Notwithstanding a participant's election of installment payments, the Committee, in its sole discretion, shall have a right to accelerate any such payments or to make payment of the balance in a Participant Account in a lump sum.

8.   Participant's Rights Unsecured

     The right of any participant or, if applicable, the participant's estate, to receive benefits under the provisions of this Plan shall be an unsecured claim against the general assets of the Company. Any amounts held in a Participant Account are a part of the Company's general assets and shall be reachable by the general creditors of the Company.

9.   Statement of Account

     Statements will be sent to participants no less frequently than annually setting forth the value of their Participant
Accounts.

10.  Transferability

     The rights of a participant under this Plan shall not be transferable other than by will or the laws of descent and distribution and are excercisable during the participant's lifetime only by him or by his guardian or legal representative.

11.  Plan Administrator

     The administrator of this Plan shall be a committee of the Board of Directors of the Company as from time to time designated by the Board. The Committee's members shall be non-employees of the Company. The Committee shall have the authority to adopt rules and regulations for carrying out the Plan and to interpret, construe and implement the provisions of the Plan.

12.  Amendment

     This Plan may at any time or from time to time be amended, modified or terminated by the Company's Board of Directors. No amendment, modification or termination shall, without the consent of a participant, adversely affect such participant's accruals in his or her Participant Account.

13.  Governing Law

     This Plan and any participant elections hereunder shall be interpreted and enforced in accordance with the laws of the State of New York.

14.  Effective Date

     The effective date of this restated Plan is January 1, 1997.


     IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Plan document on its behalf this ___ day of _____________, 1997.


                         DETECTION SYSTEMS, INC.


                         By ____________________________

                         Its ___________________________

                    DETECTION SYSTEMS, INC.
                   DEFERRED STOCK BONUS PLAN

                         Election Form


To:  DETECTION SYSTEMS, INC.

     In accordance with the provisions of the Plan, I hereby elect to defer future stock bonuses otherwise payable to me by the Company as follows:

               1.   Amount of Bonus Deferral (fill in one
               space):

                              shares (number to be deferred);
               or

                              (percentage of stock bonus).

               2.   Date Deferrals are to be Paid (check one)


                         /  / termination of employment; or

                    /  /      the earlier of           (fill in
               date you wish to receive deferrals) or
               termination of employment).

     3.   Payment of Deferred Amounts

          The amounts deferred, plus any assumed earnings thereon, are to be paid to me as follows (check one):


                         /  /      a lump sum; or


                         /  /      installment payments over
                    years (not in excess of 10).

     In the event of my death before I have received all of the deferred payments, the payments which would have been paid to me shall be paid to my estate in the same manner I would have received them as noted above.

     This election is subject to all of the terms of the Detection Systems, Inc. Deferred Stock Bonus Plan on file with the records of the company.


Dated: _________________
___________________________________
                                   Signature of Employee

                                   Accepted on the  day of
                    ______________, l9___,
                    on behalf of Detection Systems, Inc.

                                   By
                    __________________________________